POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Erica Smith and Jasmine Miller, and each of them (with full power to act alone), as their true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for them in their name, place and stead, in any and all capacity, in connection with this registration statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the registrant any and all amendments or supplements (including any and all post-effective amendments) to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) under the Securities Act increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange, securities self-regulatory body or other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them (with full power to act alone), full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on December 18, 2024:

Signature	Title
Executive Chairman
/s/ Rodney P. Antal	(Principal Executive Officer)
Rodney P. Antal
Executive Vice President, Chief Financial Officer
/s/ Michael J. Sparks	(Principal Financial Officer)
Michael J. Sparks
Vice President, Accounting and Controller
/s/ Russel Farnsworth	(Principal Accounting Officer)
Russel Farnsworth

/s/ Thomas R. Bates, Jr.	Lead Independent Director
Thomas R. Bates, Jr.

/s/ A.E, Michael Anglin	Director
A.E. Michael Anglin

/s/ Brian R. Booth	Director
Brian R. Booth

/s/ Simon A. Fish	Director
Simon A. Fish

/s/ Leigh Ann Fisher	Director
Leigh Ann Fisher

/s/ Alan P. Krusi	Director
Alan P. Krusi

/s/ Daniel Malchuk	Director
Daniel Malchuk

/s/ Kay Priestly	Director
Kay Priestly

/s/ Karen Swager	Director
Karen Swager

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements to Section 6(a) of the Securities Act, the undersigned has signed this Registration Statement as the duly authorized representative of SSR Mining Inc. in the United States on December 18, 2024.

SSR MINING INC.

By: /s/ Michael J. Sparks
Name: Michael J. Sparks
Title: Executive Vice President, Chief Financial Officer